Exhibit 1A-2A.1

Delaware The First State Page 1 6639902 8100 Authentication: 203664339 SR# 20177322689 Date: 12-01-17 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CERES COIN LLC”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 2017, AT 5:37 O`CLOCK P.M. STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows: 1. The name of the limited liability company is, ___________ _ CERES COIN LLC 2. The Registered Office of the limited liability company in the State of Delaware is located at 850 New Burton Road. Suite 201 (street). in the City of Dover • Zip Code 19904 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is. ________________ _ COGENCY GLOBAL INC. By:~ ____ ..:..:IS::.l...::C"'-'h=ar::.:.:le""s'-'U:.::c=h~ill------- Authorized Person · · · Name: _____ C=ha=r=l~""-s-=U""'c..,,hi"""'II ___ _ Print or Type State of Delaware Secretary of State Division of Corporations Delivered 05:37 PM 11/30/2017 FILED 05:37 PM 11/30/2017 SR 20177322689 - File Number 6639902